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                                                                  EXHIBIT - 27.1




                             INTELEFILM CORPORATION

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

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                                                             Additions
                                              Balance        charged to                                            Balance
                                           at beginning      costs and                                              at end
                                              of year         expenses      Reclassifications      Deductions      of year
                                          ---------------- --------------- --------------------- --------------- -------------
Year ended December 31, 1999:

Allowance for doubtful accounts           $      39,000    $     300,216    $(       140,052)    $     -         $   199,164
                                          ================ =============== ===================== =============== =============
Allowance for director advances           $     -          $     -          $        140,052     $     -         $   140,052
                                          ================ =============== ===================== =============== =============


Year ended December 31, 2000:

Allowance for doubtful accounts           $     199,164    $     -          $        -           $     171,564   $    27,600
                                          ================ =============== ===================== =============== =============
Accounts receivable - affiliates
  allowance for doubtful accounts         $      -         $     324,835    $        -           $     -         $   324,835
                                          ================ =============== ===================== =============== =============
Allowance for director advances           $     140,052    $     856,392    $        -           $     -         $   996,444
                                          ================ =============== ===================== =============== =============


Year ended December 31, 2001:

Allowance for doubtful accounts           $      27,600    $     100,448    $        -           $      27,600   $   100,448
                                          ================ =============== ===================== =============== =============
Accounts receivable - affiliates
  allowance for doubtful accounts         $     324,835          -          $        -           $     324,835   $   -
                                          ================ =============== ===================== =============== =============
Allowance for director advances           $     996,444    $     -          $        -           $     996,444   $   -
                                          ================ =============== ===================== =============== =============

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